10.43

00112468

OR 00246 00187

THE STATE OF TEXAS :

COUNTY OF GOLIAD :

ASSIGNMENT OF LEASES

On October 6, 2004, R. G. Stanford, Ltd., as Lessor, executed a Uranium Mining Lease in favor of Brad A. Moore, as Lessee, covering lands in the Peter Gass Survey, Abstract 129, and recorded in Volume 238, Page 566, of the Official Records of Goliad County, Texas, which lease and the record thereof are incorporated herein by reference for purposes.

On October 6, 2004, Elder Albrameit, as Lessor, executed a Uranium Mining Lease in favor of Brad A. Moore, as Lessee, covering lands in the Peter Gass Survey, Abstract 129, and recorded in Volume 238, Page 561 of the Official Records of Goliad County, Texas, which lease and the record thereof are incorporated herein by reference for purposes.

For a valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, the undersigned, Assignor, whether one of more, does hereby bargain, sell, transfer and assign to Uranium Energy Corp., Assignee, all of Assignor's right, title and interest in the above referenced Uranium Mining Leases.

This assignment is subject to the terms and provisions of above referenced leases and prior recorded assignments thereof.

Executed this 4th day of Nov., 2005, effective November 4, 2005.

Brad A. Moore

00111453

URANIUM MINING LEASE

RECORDER'S MEMORANDUM
ALL OR PART OF THE TEXT ON THIS INSTRUMENT WAS NOT
CLEARLY LEGIBLE FOR SATISFACTORY RECORDATION

This Agreement made this 6th day of October, 2004
by and between Elder Abrameit

of 1005 F.M. 622, Victoria, Texas 77905-2547
hereinafter called Lessor (whether one or more), and Brad A. Moore

of 1005 East Oak, Cushing, OK 74023
hereinafter called Lessee.

OR 00238 00561

WITNESSETH:

1. That Lessor for and in consideration of the sum of Ten Dollars ($10.00) and other valuable consideration and in further consideration of the covenants and agreements of Lessee hereinafter contained has granted, demised, leased and let and by these presents does grant, demise, lease and let exclusively unto Lessee, its successors or assigns, the lands described herein (hereinafter called Leased Premises), including all necessary rights, for the purposes of exploring for, developing and mining (by open pit, underground, strip mining, solution mining, or any other method) uranium, thorium, and all other fissionable materials, vanadium, molybdenum, and compounds, solutions, mixtures and source materials, or any of them, containing such substances including without limitation, uranium ore and uranium oxide ore and associated minerals and all other valuable metals, minerals and ores, whether similar or dissimilar to those mentioned, which are necessarily produced along with the ore or in solution with, or in any manner incidental to the production of, the foregoing substances (hereinafter called Leased Substances), mined, extracted, produced, saved and marketed from Leased Premises, described as follows:

84.3624 acres of land, more or less, out of the Peter Gass Survey, A-129 as described in Partition Deed dated September 7, 1973 and recorded in Vol. 256, Page 432, Deed Records of GoliadCCounty, Texas.

84.3624 For the purpose of calculating payments hereinafter provided for based on acreage, the land covered hereby is deemed to comprise acres, whether it actually comprises more or less.

For the same consideration, Lessor grants to Lessee the right and privilege, at Lessee's option, to operate the Leased Premises for Leased Substances with other lands adjoining or in the vicinity thereof as a Surface Mining Unit or Solution Mining Unit in accordance with the provisions of this Lease, and also, insofar as Lessor has the right and title to do so, Lessor grants and leases to Lessee said Leased Premises for all of the uses and purposes above stated.

2. This lease shall remain in effect for an initial primary term of five (5) years from this date and throughout the extended primary term provided for at Section 3 below, if the option to extend the primary term is exercised by Lessee, and for so long as Leased Substances are being mined, processed, or marketed from the Leased Premises or from lands with which they may be unitized as herein provided. If, at the end of said initial or extended primary term, Lessee is engaged in actual development of a mine for production of Leased Substances from the Leased Premises or from lands with which they may be unitized, but has not yet obtained actual production, Lessee shall be allowed a reasonable time within which to complete said mine development and commence actual production. If production is so commenced, this Lease shall continue as though production had commenced prior to the end of said initial or extended primary term.

No temporary cessation in production of Leased Substances from any cause shall work a termination of this Lease, but Lessee shall exercise diligence in remedying or removing the cause of temporary cessation. Lessee may also, at its sole discretion, suspend the mining of Leased Substances from the Leased Premises at any time and from time to time, but if suspension of operations is caused by loss of a market or lack of a market satisfactory to Lessee, Lessee shall use diligence in searching for a satisfactory market for the Leased Substances during any such period of suspension. Also, for periods during which production of Leased Substances is suspended, Lessee shall be obligated to pay rent as provided in Section 3 below, and such payment will continue this Lease in full force and effect.

3. On each anniversary date of this Lease during the initial primary term, Lessee shall pay Lessor as rent for the next ensuing Lease year the sum of $3.50 for each mineral acre covered by this Lease at the time such payment is due. Additionally, Lessee shall have and is hereby granted the option, without obligation to exercise same, to extend the primary term of this Lease for an additional five (5) years by paying, on the fifth anniversary date hereof, rent for the next ensuing Lease year in the amount of $50.00 for each mineral acre covered by this Lease at the time payment is due. On each anniversary date thereafter during such extended primary term, Lessee shall pay Lessor rent for the next ensuing Lease year in the amount of $5.00 for each mineral acre covered by this Lease at the time payment is due.

4. Payment of royalties which become due Lessor under this Lease shall be made on or before the last day of April, July, October, and January for royalty payable for the preceding calendar quarter. Lessor's royalty shall bear its proportionate share of any tax or fee levied on the ownership, mining, production, processing, severance, or sale of the Leased Substances ~~[illegible]~~ and Lessee may, at its election, withhold from any royalty payment Lessor's proportionate share of any such tax or fee and pay it directly to the taxing authority. The term "net proceeds" used herein shall mean the actual selling price ~~[illegible]~~. No royalty is reserved on Leased Substances not mined or produced in commercially useful quantities. Subject to the foregoing, Lessor reserves as royalty the following:

4.1 Royalty for uranium-bearing ores extracted by conventional surface mining, shaft mining, and similar mining methods which require the physical removal of overburden and which are mined by Lessee from the Leased Premises and sold or processed and sold, shall be: after deduction for taxes or fees only

(a) ~~[illegible]~~ 8.25% of the net proceeds received by Lessee for the sale of such ores in raw, crude form; or

(b) for such ores which are not sold in raw, crude form, but which are processed in Lessee's facilities or in a custom mill for Lessee's account, ~~[illegible]~~ 8.25% of the net proceeds received by Lessee for the sale of uranium oxide (U_3O_8), uranium concentrate ("yellowcake"), or other uranium-bearing material mined and so processed and sold.

4.2 In the event that Lessee engages in solution mining, ~~[illegible]~~ 8.25% of the net proceeds received by Lessee for the sale of uranium oxide (U_3O_8), uranium concentrate ("yellowcake"), or other uranium-bearing material mined or produced and sold.

4.3 For all Leased Substances other than uranium-bearing ore or uranium-bearing material, ~~[illegible]~~ 8.25% of the net proceeds received by Lessee for the sale of such Leased Substances mined or produced and sold.

No royalty shall be payable for any Leased Substance mined or produced hereunder until the same is first sold by Lessee, except that for Leased Substances used by Lessee off the Leased Premises other than in connection with its mining operations hereunder royalty shall be paid at the same percent otherwise payable hereunder of the market value at the mine or where produced less any amount deducted pursuant to this Section 4.

Except in the event of unitization as herein provided, Lessee shall exercise its best efforts to keep ore and Leased Substances produced from the Leased Premises separate and apart from ore and Leased Substances mined and removed from other lands until such ore and Leased Substances have been measured and assayed, in order that payments of royalty to Lessor may reflect the quantity and quality of ore and Leased Substances mined and removed from the Leased Premises. In solution mining, Lessee shall measure the solution volume and mineral content thereof prior to the commingling of such solution with that produced from other lands. Measurement of solution by volume and mineral content from any Mining Unit created under paragraph 9.2 shall likewise be accomplished prior to the commingling of such solution with that produced from other lands or Mining Units. Lessee's duty to keep from commingling shall terminate after measuring and assaying, in accordance with the then prevailing standards, and Lessee shall have sole discretion to utilize standard blending practices prior to sale with respect to all ore and Leased Substances.

After proper measurements have been made, Lessee may commingle outside ore and substances with ore and Leased Substances produced hereunder for the purposes of using any plant facilities constructed on Leased Premises to refine, process or extract uranium or other substances from ore, resin, uranium-enriched lacquers (eluant), tailings or other residues.

Goliad, TX 5. All payments made under this Lease may be paid or tendered to Lessor or to Lessor's credit in the 1st National Bank, which bank, and its successors, are hereby made the agents of Lessor to receive all royalties herein provided for, and shall continue as the depository regardless of changes in the ownership of said land or the right to receive said royalties. If such bank (or any successor bank) should fail, liquidate, or be succeeded by another bank, or for any reason fail to accept a payment, Lessee shall not be held in default failure to make or tender same until thirty (30) days after Lessor shall deliver to Lessee a proper recordable instrument naming another bank as agent to receive payments or tenders.

All payments or tenders may be made by delivering or mailing cash, check, or draft, and the depositing of such cash, check, or draft in any post office, addressed to the depository bank or Lessor (at Lessor's last known address as shown by Lessee's records) shall be deemed payment or tender as herein provided.

No change or division in ownership of the Leased Premises or royalties, however accomplished, shall operate to enlarge the obligations or diminish the rights of Lessee. No such change or division in the ownership of the Leased Premises or royalties shall be binding upon Lessee for any purpose until forty-five (45) days after the person acquiring any interest shall furnish Lessee at Lessee's principal place of business with the instrument or instruments, or certified copies thereof, evidencing such change, transfer, or division of ownership, provided that Lessee may, at its election, recognize any such change or division prior to the expiration of said forty-five day period of time and make payment to the new owners.

If Lessor owns a lesser interest in the Leased Substances in the lands covered by this Lease than the entire and undivided fee simple estate therein, then whether or not such interest is referred to or described herein, all royalties and damages herein provided for shall be paid Lessor only in the proportion which Lessor's interest bears to the whole and undivided fee simple estate in the Leased Substances.

6. Lessee agrees to pay Lessor for the use of and/or damages to the Leased Premises the following sums:

(a) Lessee shall pay to Lessor the sum of ~~[illegible]~~ fifty (50.00) Dollars for each exploratory hole dug or drilled on the Leased Premises.

(b) In the event Lessee engages in solution mining, Lessee shall pay to Lessor the sum of $800.00 Dollars per acre for the surface of each acre of the Leased Premises included within the confines of a drilling pattern for such operations by Lessee.

(c) In the event Lessee engages in surface mining, or any mining method which opens the surface. Lessee shall pay to Lessor the sum of 150% of the then fair market value in ~~Dollars per acre~~ for each acre of the Leased Premises included within the confines of any open pit, shaft, stockpile, waste dump, or road.

(d) Lessee shall pay Lessor the fair market value or, at Lessee's option, make replacement of any fence, building, road, livestock, or other personal property of Lessor that may be damaged or destroyed in the course of Lessee's exercise of the rights granted hereunder.

Such payments or replacement shall be accepted by Lessor as full and complete compensation for the damage, destruction, or loss of use of such property. Any obligation of Lessee under the provisions of this section shall be limited to and measured by Lessor's interest in and ownership of the surface and surface improvements in respect to which any payment is provided. If Lessor owns only a separate estate in the Leased Substances, the provisions of this section shall not inure to the benefit of the owner of the surface estate as a third-party beneficiary. However, Lessee agrees to bear and pay all damages to the surface arising out of Lessee's operations which Lessor, as owner of a separate mineral estate, may be legally obligated to pay.

7. Lessee shall, regardless of the method of mining utilized, conduct all its operations on the Leased Premises in compliance with applicable laws and with rules and orders of regulatory agencies having jurisdiction, including those for protection of the environment, prevention of water pollution, and reclamation of the mined land.

8. The nature, manner, and extent of operations, if any, by Lessee under this Lease shall always be at Lessee's sole discretion, provided only that all of said operations shall be conducted by Lessee in compliance with good mining practices. Lessor acknowledges that there shall be no implied obligation upon Lessee to commence development of the Leased Premises for production of Leased Substances, nor to develop and mine said lands at any particular rate, nor to continue operations for the production of Leased Substances.

9. Lessee is granted the right, at Lessee's option, either by itself or jointly with another operator, to create, at any time during the term of this Lease, a Mining Unit to include all or any part of the Leased Premises, ~~as follows:~~ (but in no event shall the pooled area exceed ten (10) acres in size) as follows:

9.1 In the event that Lessee shall engage in surface mining, such Mining Unit may be created by pooling and combining acreage from the Leased Premises with acreage from other lands. Lessee shall prepare and file of record in the county where the lands are located a declaration of unitization describing each of the separate tracts included within the Mining Unit and specifying the estimated recoverable Leased Substances which is contained in each tract. As a basis for said estimate of Leased Substances recoverable from the unit and the various tracts therein, Lessee shall perform such core drilling and other testing throughout the area to be unitized as is necessary to provide a reasonable and sound basis for an estimate by a competent engineer of such recoverable Leased Substances. Such unitization shall be effective on the date on which said declaration is filed unless a different effective date is specified in said declaration and shall remain in effect so long as any Lease included within the unit remains in force. Such Mining Unit shall include only lands on which Lessee, either alone or in joint operations with another or others, holds the right to operate and produce Leased Substances by ownership or Lease or other contract. Any tract not so held which is inadvertently included within the unit shall be eliminated from the unit effective as of the first day of the month in which its true status is discovered unless Lessee is able, within sixty (60) days from the date of such discovery, to secure from the owner or owners of the right to mine Leased Substances from said land a Lease or other contract giving to Lessee the right to produce Leased Substances therefrom. Upon the elimination of any tract from the Mining Unit for the reason immediately above described, the declaration of unitization shall be revised to show the total recoverable Leased Substances content of the remaining tracts and the percentage of such total allocated to the respective remaining tracts. Any undeveloped tracts upon which Lessee concludes that mining operations are impractical or which Lessee discovers do not contain Leased Substances of mineable quantity or quality may be eliminated from the unit by Lessee with appropriate revision of the declaration of unitization as above described for elimination of a tract on which Lessee does not hold the right to mine and operate. However, no tract shall be eliminated from the unit after actual mining operations upon, and removal of Leased Substances from the tract have been commenced. Lessee may, at its option, include in the Mining Unit a tract or tracts upon which it holds the requisite mining rights, even though the Lessor or owner of the Leased Substances in such tract refuses or fails to give to Lessee the right to so commit the tract, provided only that all Leased Substances produced from such tract or tracts shall be included in the total production from the unit in the computation of royalty allocable to the various tracts in the unit which are fully committed. Mine development and other operations on, and production of Leased Substances from, any part of the Mining Unit so formed shall be deemed development and operations on, and production from, each and every tract within the unit for all purposes under this lease except that, for royalty payment purposes, that share of total production from the unit which is proportionate to the percentage of total recoverable Leased Substances allocated to the respective tracts by the declaration of unitization shall be deemed the production from the respective tracts instead of the actual production therefrom; provided that Lessee shall, in any event, after actual mining of Leased Substances commences, pay annually to Lessor, as royalty, a minimum of One Dollar ($1.00) per surface acre of the Leased Premises which is included in the Mining Unit. From and after the effective date of such unitization, Lessee may operate all of the lands included within the unit as though they had been included in a single lease executed by Lessor and the other owners, with full right to install and use both surface and underground facilities of whatever nature on any tract of land for use in operations on any and all other tracts of land, at the sole discretion and judgment of Lessee as to the need, usefulness, and desirability thereof, so long as the Mining Unit should continue in operation. However, such unitization shall in no wise alter or reduce Lessee's obligations under the provisions of Section 6 of this Lease in connection with, or arising from, Lessee's installations of facilities upon the Leased Premises, or its destruction or depriving Lessor of the use of the surface of said lands, or its destruction or removal of Lessor's improvements. If a portion only of the Leased Premises is committed to any such Mining Unit, that portion which is not so committed shall, from the effective date of the unit, be deemed a separate Lease subject to all of the terms, provisions, and conditions of this Lease, provided that if there be any provision herein for a payment to Lessor on other than an acreage basis, such payment shall be prorated on an acreage basis to that portion of the Leased Premises included within the unit and to that portion not so included.

9.2 In the event that Lessee shall engage in solution mining, such Mining Unit may be created by pooling and combining acreage from the Leased Premises with acreage from other lands for the purpose of operating a drilling pattern setup for such solution mining. In such event, Lessee shall have the location of such drilling pattern accurately surveyed, with a determination of the position of the property line or lines of the properties involved and shall furnish a copy of such survey to Lessors. The allocation of royalties payable on Leased Substances produced from material recovered from the production well or wells involved in such drilling pattern shall (subject to the option provided for in 9.3 below) be computed on the basis of surface acreage, Lessor's portion thereof to be in the same proportion that the acreage of the Leased Premises included in such Mining Unit bears to the total acreage included in such Mining Unit. It shall be conclusively presumed that the Leased Substances produced were produced uniformly from within the boundaries of such Mining Unit.

9.3 In the event that Lessee shall engage in solution mining and has created a Mining Unit in accordance with 9.2 above, then Lessee, at Lessee's sole option, may elect to determine the estimated recoverable Leased Substances available for mining from each of the respective tracts included in the Mining Unit and the percentage of the total of such Leased Substances which is contained in each tract of the Mining Unit in the same manner as if the Leased Substances were to be recovered by surface mining as outlined in 9.1 above. In the event that Lessee exercises this option, then all of the terms and conditions included in 9.1 above in so far as they are applicable to surface mining will be applicable hereunder even though Lessee shall then be engaged in solution mining.

10. Failure by Lessee to perform or comply with any of the terms, provisions or conditions of this Lease, express or implied, shall not automatically terminate this Lease nor render it null and void; but in case of such failure Lessor may notify Lessee in writing thereof and Lessee shall have a period of ninety (90) days after receipt of such notice within which to cure same and, except as otherwise provided in Section 11 hereof, if same shall not have been cured within such time Lessor may seek a judicial declaration of default and conditional termination of this Lease. However, Lessee shall have only thirty (30) days after receipt of written notice of its failure to pay rent or royalty when due in which to cure same, except that if the amount of any royalty payment is in dispute, then such failure of Lessee to pay the disputed royalty shall be dealt with as provided in Section 12 below. Lessor reserves the right to waive any default or breach of conditions contained herein, but any such waiver shall extend only to the particular breach so waived and shall not limit the rights of Lessor with respect to any future default or breach.

00111453

11. The failure to perform or to comply with any of the covenants or conditions hereof on the part of the Lessee shall not be a ground for cancellation or termination or forfeiture hereof, during such time as such failure to perform is caused or compliance is prevented by severe weather, explosion, unusual mining casualty, plant shutdown, damage to or destruction of plant or plant facility, fire, flood, rule of order of civil or military authority, delay of regulatory authority in issuing necessary permits, insurrection, riots, strikes, inability after diligent effort to obtain competent workmen or material, acts of God, or any circumstances or conditions beyond the control of Lessee, whether or not similar to those specified, and Lessee shall be excused from and not held liable for such failure to perform or to com… The provisions of this Section 11 shall not apply to any failure of Lessee to pay rent or royalty.

12. In case of suit, adverse claim, dispute, or question as to the ownership of any payments (or some part thereof) to be made by Lessee under this Lease, Lessee may suspend payment thereof (or the part thereof in doubt), without interest, and shall not be held in default in payment thereof until such suit, claim, dispute, or question has been finally adjudicated or otherwise resolved, and Lessee shall have thirty (30) days after being furnished with the original instrument … struments disposing of such suit, claim, or dispute (or certified copy or copies thereof), or after being furnished with proof sufficient, in Lessee's opinion, to settle … question, within which to make payment.

13. Lessor hereby warrants and agrees to defend the title to the Leased Substances and lands herein described against anyone whomsoever, provid… ed that if Lessor's interest is specified in this Lease to be a fractional interest only, this warranty of title shall be limited to Lessor's specified interest, but any … acquired title of Lessor shall inure to the benefit of Lessee regardless of any specification of the interest now held by Lessor. Lessee may purchase or lease the rights of any party claiming any interest in said land and execute such rights as may be obtained thereby, but Lessee shall not suffer any forfeiture nor incur any liability to Lessor by reason thereof. Lessee shall have the right at any time to discharge any mortgage, tax, or other lien on said lands and be subrogated to the rights of the holder thereof, and any payments made by Lessee for such purpose may be deducted from any amounts of money payable to Lessor under this Lease.

14. The rights of either party hereunder may be assigned in whole or in part. Lessee may sublease its interest in whole or in part. In the event of an assignment by Lessee, to the extent of such assignment Lessee shall be relieved and discharged from any liability to Lessor thereafter accruing upon any of the covenants or conditions of this Lease, either express or implied.

15. Lessee may at any time and from time to time execute and deliver to Lessor, or place of record, a release or releases covering all or any portion or portions of the Leased Premises (except for any part of the Lease committed to a Mining Unit which, under the provisions of Section 5 above, may not be eliminated from the unit) and thereby surrender this Lease as to all of such portion or portions and terminate, from and after the date of release and surrender, all obligations as to the acreage surrendered except royalty obligations accrued as of the day of the surrender.

16. This lease and all provisions hereof shall be binding upon and inure to the benefit of the parties and their respective heirs, executors, administrators, successors, and assigns. Reference herein to "Lessor" and "Lessee" shall include reference to their respective heirs, executors, administrators, successors, and assigns. Should any one or more of the parties named as Lessor fail to execute this Lease, it shall nevertheless be binding upon the party or parties executing the same.

The addendum that is attached hereto is hereby made a part hereof as Section 17.

IN WITNESS WHEREOF, this Lease is executed as of the day and year first above written.

______________________________ Elder abrameit
Elder Abrameit (SS#453-24-3548-A)

______________________________ ______________________________

STATE OF Texas
COUNTY OF Goliad SS INDIVIDUAL ACKNOWLEDGEMENT

Before me, the undersigned authority, on this day personally appeared Elder Abrameit known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledgement to me that ____ he executed the same for the purposes and consideration therein expressed.

Given under my hand and seal of office on this 14th day of October, 2004

REBECCA GARZA
Notary Public
State of Texas
Comm. Exp. 9-19-2006

Rebecca Garza
Notary Public in and for Goliad County, Texas

STATE OF ______________________________
COUNTY OF ______________________________ SS INDIVIDUAL ACKNOWLEDGEMENT

Before me, the undersigned authority, on this day personally appeared ______________________________ known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledgement to me that ____ he executed the same for the purposes and consideration therein expressed.

Given under my hand and seal of office on this ______ day of ______________________________, 19____.

____
Notary Public in and for ______________________________ County, Texas

STATE OF ______________________________
COUNTY OF ______________________________ SS CORPORATE ACKNOWLEDGEMENT

Before me, the undersigned authority, on this day personally appeared ______________________________ of ______________________________ a corporation, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that ____ he executed the same for the purposes and consideration therein expressed, in the capacity therein stated and as the act and deed of said corporation.

Given under my hand and seal of office on this ______ day of ______________________________, 19____.

____
Notary Public in and for ______________________________ County, Texas

17. OTHER PROVISIONS:

(a) If Lessee exercises its right to extend this Lease for an additional five (5) years as provided for in Paragraph 3, then this Lease must be extended as to not less than one-half (½) of the acres of the Leased Premises.

(b) Notwithstanding any provisions of this Lease to the contrary, in addition to the obligations imposed by Article 6, Lessee shall fill all test holes drilled on the Leased Premises and otherwise restore the surface to its original condition insofar as practical. Upon abandonment of any well drilled for the purpose of producing uranium ores by the leaching process, Lessee shall at its own risk and expense, plug and abandon the same in accordance with the rules and regulations of the appropriate regulatory commission having jurisdiction, and cut off all casing at least four feet below the surface of the ground.

(c) Before abandoning any well capable of being used as a water well, Lessee shall offer the same to Lessors, and if they elect to accept same, Lessee shall turn said well over to Lessors with the casing intact, and Lessee shall then be relieved of any further liability for said well.

(d) Lessee shall notify Lessors before entering said premises to conduct any operations. Such notice shall be directed to Lessors at 1005 F.M. 622 Victoria, Texas 77905 ; Phone: 361-575-6844. Likewise, Lessors shall notify Lessee of any lease (including hunting, grazing or oil and gas) executed by them during the term of this Lease in order that operations of each party entitled to be on said land may be coordinated.

(e) Lessors' royalty shall never bear any part of the cost of transporting ores from the Leased Premises to the point of sale.

(f) Lessee shall make reasonable efforts to conduct its operations in such a manner as to avoid cutting any trees; provided, however, Lessee may remove any tree that would unreasonably hinder it in conducting its operations in an efficient manner.

(g) Notwithstanding anything to the contrary contained in Article 1, Article 8, or elsewhere within this Lease, it is expressly and controllingly agreed by Lessee herein that open pit, strip mining or any other method of mining which opens the surface by drag line, scrapers or other machinery shall not be used as a method of mining Leased Substances unless such method of open pit, strip mining or the like is determined in good faith by Lessee herein to be the most economically feasible method of extracting Leased Substances.

(h) In the event there are no laws or rules of regulatory agencies having jurisdiction, including those for protection of the environment, prevention of water pollution and reclamation of the mined land, in full force and effect at the time of conducting mining operations on the leased premises, then in such event Lessee shall conduct such operations in a manner that would comply with said laws and rules as are now in effect.

(i) Ingress and egress shall be at a place designated by Lessor, but Lessor shall not make any unreasonable demands in selection of such place of ingress and egress. Lessee shall install a 16-ft. cattle guard at point of entrance and wherever a fence is crossed with a swinging bar across same capable of being locked.

(j) If a plant or mill is located on the leased premises and there are no mining operations on the leased premises, then Lessee shall pay Lessor the sum of $1,000.00 per acre per year for the land occupied by said plant or mill.

OR 0 0 2 3 8 - 0 0 5 6 4

00111453

OR 00238 00565

Filed for Record in:
Goliad County

On: Aug 16,2005 at 11:44A

As a
Recordings

Document Number: 00111453

Amount 20.00

Receipt Number - 37793
By,
Christiana Shelton

STATE OF TEXAS COUNTY OF GOLIAD
I hereby certify that this instrument was filed on the date and time stamped hereon by me and was duly recorded in the volume and page of the named records of:
Goliad County
as stamped hereon by me.

Aug 16,2005

Christiana Shelton, Deputy

Gail K Turley, County Clerk
Goliad County

This Document has been received by this Office for Recording into the Official Public Records. We do hereby swear that we do not discriminate due to Race, Creed, Color, Sex or National Origin.